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                                EXHIBIT NO. 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                       12


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         EXHIBIT (11.1)----STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.


EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1996
                                                                              Three Months       Nine Months
Application of assumed proceeds ($6,767,531 and $6,790,243):
  Toward repurchase of outstanding common shares at
  September 30, 1996 market price of $6.375 and $6.958 per share                $6,767,531        $6,790,243
  Reduction of borrowings under line of credit                                           0                 0
                                                                                ----------        ----------
                                                                                $6,767,531        $6,790,243
                                                                                ==========        ==========
Adjustments of net income:                                                      $  982,988        $2,940,607
  Actual net income                                                                      0                 0
  Interest expense reduction                                                    ----------        ----------
                                                                                $  982,988        $2,940,607
                                                                                ==========        ==========
  Adjusted net income (A)

Adjustment of shares outstanding:                                                5,023,044         5,013,480
  Actual outstanding                                                             2,587,404         2,640,553
                                                                                ----------        ----------
  Net additional shares issuable                                                 7,610,448         7,654,033
                                                                                ==========        ==========
  Adjusted shares outstanding (B)
                                                                                $     0.13        $     0.38
                                                                                ==========        ==========
Net income per common share (A) divided by (B)

EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1995
                                                                              Three Months       Nine Months
Application of assumed proceeds ($6,870,874 and $5,955,209):
  Toward repurchase of outstanding common shares at
    September 30, 1996 market price of $7.125 and $6.563 per share
  Reduction of borrowings under line of credit                                  $6,870,874        $5,955,209
                                                                                         0                 0
                                                                                ----------        ----------
                                                                                $6,870,874        $5,955,209
                                                                                ==========        ==========
Adjustments of net income:
  Actual net income                                                             $1,236,106        $3,849,445
  Interest expense reduction                                                             0                 0
                                                                                ==========        ==========
  Adjusted net income (A)                                                       $1,236,106        $3,849,445


Adjustment of shares outstanding:
  Actual outstanding                                                             4,986,457         4,986,457
  Net additional shares issuable                                                 2,677,298         2,672,370
                                                                                ----------        ----------
  Adjusted shares outstanding (B)                                                7,663,755         7,658,827
                                                                                ==========        ==========

Net income per common share (A) divided by (B)                                  $     0.16        $     0.50
                                                                                ==========        ==========